UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2009, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted resolutions to terminate the following non-qualified benefit plans effective November 30, 2009, subject to approval by the Federal Housing Finance Agency (“FHFA”):

1.	The Supplemental Executive Thrift Plan, as amended and restated effective June 1, 2003, and which was frozen for future participation effective December 31, 2004 (the “Frozen SETP”);

2.	The 2005 Supplemental Executive Thrift Plan, as amended and restated effective January 1, 2008 (the “2005 SETP”);

3.	The Directors’ Deferred Compensation Plan, as amended and restated effective June 1, 2003, and which was frozen for future participation effective December 31, 2004 (the “Frozen DDCP”); and

4.	The 2005 Directors’ Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the “2005 DDCP” and, collectively with the Frozen SETP, the 2005 SETP and the Frozen DDCP, the “Plans”).

On December 23, 2009, the FHFA issued a letter to the Chairman of the Board, acknowledging the Board’s authority to terminate the Plans.

The Frozen SETP was established in response to federal legislation which imposes restrictions on pension benefits payable to executives. In order to comply with Internal Revenue Code (the “Code”) Section 409A regulations, the Frozen SETP was frozen on December 31, 2004, and a separate supplemental thrift plan, the 2005 SETP, was established. The Frozen SETP and the 2005 SETP, as non-qualified thrift plans, restored pension benefits that an eligible employee otherwise would have received absent the limitations imposed by the IRS on the benefits received from or contributions made to the Bank’s qualified plans. The Frozen SETP and the 2005 SETP provided benefits to eligible employees based upon amounts deferred by the employee and employer matching contributions based on length of service and the percentage of the employee’s voluntary deferral. The Bank’s matching contribution was generally subject to a maximum of six percent of the participating employee’s base salary. The President – CEO, all Senior Vice Presidents, all First Vice Presidents and all Vice Presidents of the Bank were eligible to participate in the Frozen SETP and the 2005 SETP. Contributions to the 2005 SETP ceased as of the pay period beginning December 21, 2009. All account balances under the Frozen SETP and the 2005 SETP will be distributed to participants in a lump-sum payment on December 1, 2010, in accordance with the termination provisions of the Frozen SETP or the 2005 SETP (as applicable) and the Code, regardless of prior distribution elections.

The Frozen DDCP and the 2005 DDCP were established to enable the Bank’s directors to defer their director fees. Under these plans, a director was permitted to defer any or all of his or her director fees, provided that he or she made a timely election to do so. These plans generally permitted a director to elect to receive payments within 90 days following the date of the election and to receive payments in a lump sum, in annual installments over a period of two to 20 years, or in a combination of lump sum and installment payments. Contributions to the 2005 DDCP ceased as of December 17, 2009. All account balances under the Frozen DDCP and the 2005 DDCP will be distributed to participants in a lump-sum payment on December 1, 2010, in accordance with the termination provisions of the Frozen DDCP or the 2005 DDCP (as applicable) and the Code, regardless of prior distribution elections.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/S/ MILTON J. MILLER II
Milton J. Miller II
President – Chief Executive Officer

By:	/S/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary

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